EXHIBIT 10.26



                               PLEDGE AGREEMENT


      THIS PLEDGE AGREEMENT, made as of this 1st day of April, 2008 (this "AGREEMENT"), is by each of SOUTH TEXAS OIL COMPANY, a Nevada corporation ("COMPANY"), and STO OPERATING COMPANY, a Texas corporation ("STO OPERATING"; STO Operating, together with Company are each referred to individually herein as a "PLEDGOR" and collectively as the "PLEDGORS"), in favor of VIKING ASSET MANAGEMENT, LLC, a California limited liability company., in its capacity as collateral agent for the Buyers identified on Schedule B attached hereto (in such capacity, together with its successors and assigns in such capacity, the "PLEDGEE"), as successor lienholder to certain of the Buyers under the Original Security Agreements (as defined in the Security Agreement referred to below).

                                   WHEREAS:

      A. WHEREAS, pursuant to that certain Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of the Purchase Agreement (as defined below), the "ORIGINAL LOAN AGREEMENT"), dated January 31, 2007 between Company and The Longview Fund, L.P., a California limited partnership ("LONGVIEW"), Company initially had the right to borrow from Longview an aggregate amount not to exceed $15,000,000, which obligation was represented by that certain Revolving Credit Note (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of the Purchase Agreement, the "REVOLVING NOTE"), dated January 31, 2007, issued by the Company in favor of Longview in connection with the Original Loan Agreement;

      B. WHEREAS, Company and Longview entered into that certain First Amendment to Loan Agreement and Revolving Credit Note (the "FIRST AMENDMENT"), dated as of September 25, 2007, pursuant to which (i) Company and Longview agreed to amend and restate the Original Loan Agreement and the Revolving Note to increase the aggregate amount that Company was entitled to borrow from Longview (subject to the terms and conditions of the Original Loan Agreement), and the principal amount of the Revolving Note, to $30,000,000, and (ii)
Pledgors agreed to enter into, as applicable, (a) a guaranty of all obligations, liabilities and indebtedness of Company under the Original Loan Agreement and the Revolving Note (as amended, restated, supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTY" and the guarantees under the Subsidiary Guaranty, including any such guarantee added after the date hereof, the "GUARANTEES"), and (b) security and pledge agreements and such other documents and instruments as were necessary to provide Pledgee with a valid, perfected, first priority security interest in substantially all of the assets of each of the Pledgors;

      C.    WHEREAS,  Company   and   Buyers have  entered  into  that  certain
Securities Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"), pursuant to which, among other things, (i) Company and Buyers are amending and restating in its entirety the Original Loan Agreement, (ii) Company is issuing to Buyers the Initial Notes (as defined in the Purchase Agreement) in replacement of, and as an amendment and restatement in the entirety of, the Revolving Note, and (iii) Company may from time to time, in accordance with the terms of the Purchase Agreement, issue Additional Notes (as defined in the Purchase Agreement) to the Buyers;

      D. WHEREAS, pursuant to an Amended and Restated Security Agreement of even date herewith, as may be further amended, restated, modified or supplement and in effect from time to time (the "SECURITY AGREEMENT"), each Pledgor has granted to Pledgee, for its benefit and the benefit of the Buyers, a first priority security interest in, lien upon and pledge of its rights in the Collateral (as defined in the Security Agreement);

      E. WHEREAS, (i) Company legally and beneficially owns all of the issued and outstanding shares of Capital Stock (as defined in the Purchase Agreement) of each of STO Operating Company, a Texas corporation formerly known as Leexus Operating Company ("STO OPERATING"), Southern Texas Oil Company, a Texas corporation ("SOUTHERN TEXAS") and STO Drilling Company, a Texas corporation ("STO DRILLING"), and (ii) STO Operating legally and beneficially owns all of the issued and outstanding membership interests of STO Properties LLC, a Texas limited liability company ("STO PROPERTIES", together with STO Operating, Southern Texas and STO Drilling and each other corporation or limited liability company, the stock or other equity interests of which is owned or acquired by a Pledgor and described on an addendum hereto from time to time executed by a Pledgor in form and substance satisfactory to Pledgee, is referred to herein as a "PLEDGED ENTITY" and collectively as the "PLEDGED ENTITIES"); and

      F. WHEREAS, to induce Buyers to enter into the Purchase Agreement and to purchase the Notes (as defined in the Purchase Agreement), and in order to secure the payment and performance by each Pledgor of the Obligations (as defined in the Security Agreement), each Pledgor has agreed to pledge to Pledgee all of the Capital Stock, membership interests and other equity interests and securities of the Pledged Entities now or hereafter owned or acquired by a Pledgor, as collateral security for the Obligations.

      NOW, THEREFORE, in consideration of the premises and in order to induce Buyers to purchase the Notes under the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with Pledgee as follows:

            1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Purchase Agreement.

            2.    Pledge.

                  (a) Each Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, for the benefit of itself and Buyers, a first lien on and first priority perfected security interest in
      (i) all of the Capital Stock, membership interests or other equity interests of the Pledged Entities now owned or hereafter acquired by such Pledgor (collectively, the "PLEDGED SHARES", which include, without limitation, the owned shares described on Exhibit A attached hereto),
      (ii) all other property hereafter delivered to, or in the possession or in the custody of, Pledgee, in substitution for or in addition to the Pledged Shares, (iii) any other property of a Pledgor, as described in
      Section 4 below or otherwise, now or hereafter delivered to, or in the possession or custody of a Pledgor, and (iv) all proceeds of the collateral described in the preceding clauses (i), (ii) and (iii) (the collateral described in clauses (i) through (iv) of this Section 2 being collectively referred to as the "PLEDGED COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. All of the Pledged Shares now owned by a Pledgor which are presently represented by stock certificates or membership interests certificates are listed on Exhibit A hereto, which stock certificates or membership interest certificates, with undated stock powers duly executed in blank by the applicable Pledgor and irrevocable proxies, are being delivered to Pledgee simultaneously herewith. Upon the creation or acquisition of any new Pledged Shares, Pledgor shall execute an Addendum in the form of Exhibit C attached hereto (a "PLEDGE ADDENDUM"). Any Pledged Collateral described in a Pledge Addendum executed by Pledgor shall thereafter be deemed to be listed on Exhibit A hereto. Pledgee shall maintain possession and custody of the certificates representing the Pledged Shares and any additional Pledged Collateral.

                  (b) Pledgor shall cause each Pledged Share consisting of either (i) a membership interest in a Person that is a limited liability company or (ii) a partnership interest in a Person that is a partnership (if any) to be "securities" governed by Article 8 of the UCC at all times. Pledgor shall cause the applicable Persons to issue certificates evidencing such membership interests or partnership interests (if any) to Pledgor. Pledgor shall not cause and shall not permit any Pledged Entity which is not a corporation to "opt-out" of Article 8 of the UCC (provided that STO Operating, as the sole member of STO Properties, shall have ten
      (10) business days from the date of this Agreement to certificate the membership interests of STO Properties and deliver same to Pledgee together with an assignment separate from certificate duly executed in blank). Pledgor shall not take, and shall not permit any Pledged Entity which is not a corporation to take, any actions to cause the Capital Stock, membership interests, partnership interests or similar equity interests of such Pledged Entity to cease to be classified as "securities" governed by Article 8 of the UCC.

            3. Representations and Warranties of Pledgors. Each Pledgor represents and warrants to Pledgee, and covenants with Pledgee, that:

                  (a) Exhibit A sets forth (i) the authorized Capital Stock or membership interests of each Pledged Entity, (ii) the number of shares of Capital Stock or membership interests of each Pledged Entity that are issued and outstanding as of the date hereof, and (iii) the percentage of the issued and outstanding shares of Capital Stock or membership interests of each Pledged Entity held by a Pledgor. Each Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares owned by it, and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests created by this Agreement;

                  (b) there are no outstanding options, warrants or other agreements with respect to the Pledged Shares or any of the other Pledged Collateral;

                  (c)   this  Agreement   is   the  legal,  valid  and  binding
      obligation of each Pledgor, enforceable against such Pledgor in accordance with its terms, except and to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally, or the availability of equitable remedies, all of which are subject to the discretion of the court before which an action may be brought;

                  (d) the Pledged Shares have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Shares listed on Exhibit A constitute all of the issued and outstanding Capital Stock of the Pledged Entities;

                  (e) no consent, approval or authorization of or designation or filing with any governmental or regulatory authority on the part of any Pledgor is required in connection with the pledge and security interest granted under this Agreement;

                  (f) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the articles of incorporation, bylaws or any other similar organizational documents of any Pledgor or any Pledged Entity or of any securities issued by any Pledgor or any Pledged Entity or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which a Pledgor or any Pledged Entity is a party or which purports to be binding upon a Pledgor or any Pledged Entity or upon any of the assets of a Pledgor or any Pledged Entity, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of a Pledgor or any Pledged Entity, except as otherwise contemplated by this Agreement;

                  (g)   the  pledge,  assignment  and  delivery  of the Pledged
      Shares and the other Pledged Collateral pursuant to this Agreement creates a valid first lien on and perfected first priority security interest in such Pledged Shares and Pledged Collateral and the proceeds thereof in favor of Pledgee, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance nor to any agreement purporting to grant to any third party a security interest in the property or assets of a Pledgor, which would include the Pledged Shares or any other Pledged Collateral. Until this Agreement is terminated pursuant to Section 11 hereof, each Pledgor covenants and agrees that it will defend, for the benefit of Pledgee, Pledgee's right, title and security interest in and to the applicable Pledged Shares, the other Pledged Collateral and the proceeds thereof against the claims and demands of all other persons or entities; and

                  (h) Neither Pledgor nor any Pledged Entity (i) will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or (iii) will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other Office of Foreign Asset Control regulation or executive order.

            4. Stock Dividends, Distributions, Etc. If, while this Agreement is in effect, a Pledgor shall become entitled to receive or shall receive (i) any stock certificate (including, without limitation, any certificate representing a stock dividend or a stock distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares or otherwise, each Pledgor agrees, in each case, to accept the same as Pledgee's agent and to hold the same in trust for Pledgee, and to deliver the same promptly (but in any event within five days) to Pledgee in the exact form received, with the endorsement of the applicable Pledgor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by Pledgee subject to the terms hereof, as additional collateral security for the Obligations. The applicable Pledgor shall promptly deliver to Pledgee (i) a Pledge Addendum with respect to such additional stock certificates, and (ii) any financing statements or amendments to financing statements as requested by Pledgee. Each Pledgor hereby authorizes Pledgee to attach each such Pledge Addendum to this Agreement. In case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it as additional Pledged Collateral. Except as provided in Section 5(b) below, all sums of money and property so paid or distributed in respect of the Pledged Shares which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Pledged Collateral.

            5.    Voting Rights; Dividends.

                  (a) So long as no Event of Default (as defined in the Notes) has occurred and is continuing, each Pledgor shall be entitled (subject to the other provisions hereof, including without limitation
      Section 8 below) to exercise its voting and other consensual rights with respect to the applicable Pledged Shares and to otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement or the Purchase Agreement and the other Transaction Documents. Each Pledgor hereby grants to Pledgee or its nominee, an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Shares in any instance, which proxy shall be effective, at the discretion of Pledgee, upon the occurrence and during the continuance of an Event of Default. After the occurrence and during the continuance of an Event of Default and upon request of Pledgee, each Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares as Pledgee may request.

                  (b) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Shares, to the extent permitted to be made pursuant to the terms of the Purchase Agreement or the Notes. Upon the occurrence and during the continuance of an Event of Default, in the event that a Pledgor, as record and beneficial owner of certain Pledged Shares, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, such Pledgor shall deliver to Pledgee, and Pledgee shall be entitled to receive and retain, for the benefit of Pledgee, all such cash or other distributions as additional security for the Obligations.

                  (c) Subject to any sale or other disposition by Pledgee of the Pledged Shares, any other Pledged Collateral or other property pursuant to this Agreement, upon full payment in cash, satisfaction and termination of all of the Obligations and the termination of this Agreement pursuant to Section 11 hereof of the liens and security interests hereby granted, the Pledged Shares, the other Pledged Collateral and any other property then held as part of the Pledged Collateral in accordance with the provisions of this Agreement shall be returned to the applicable Pledgor or to such other persons or entities as shall be legally entitled thereto.

                  (d)   Pledgor  shall   cause   all   Pledged   Shares  to  be
      certificated at all times while this Agreement is in effect.

            6. Rights of Pledgee. Pledgee shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to any Pledged Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Pledged Entity or upon the exercise by any Pledged Entity, a Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Shares, and, in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

            7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code ("UCC") in effect in the State of New York from time to time, whether or not the UCC applies to the affected Pledged Collateral (or the Uniform Commercial Code as in effect in any other relevant jurisdiction). Pledgee also, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may, upon the occurrence and during the continuance of an Event of Default, forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificate or stock power or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker's board or at any of Pledgee's offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in the applicable Pledgor, which right or equity is hereby expressly waived or released. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including attorneys' fees and legal expenses, first to the payment, in whole or in part, of the Obligations, in such order as Pledgee may elect. Pledgors shall remain liable for any deficiency remaining unpaid after such application. Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, will Pledgee be required to account for the surplus, if any, to the applicable Pledgor. Each Pledgor agrees that Pledgee is not required to give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification needs to be given to a Pledgor, if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.

            8. No Disposition, Etc. Until the irrevocable payment in full in cash of the Obligations, each Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares or any other Pledged Collateral, nor will such Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Shares or to any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and the Security Agreement and Permitted Liens.

            9.    Sale of Pledged Shares.

                  (a) Each Pledgor recognizes that Pledgee may be unable to effect a public sale or disposition (including without limitation any disposition in connection with a merger of a Pledged Entity) of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "1933 ACT"), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and consummated in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Shares in order to permit a Pledgor or a Pledged Entity to register such securities for public sale under the 1933 Act, or under applicable state securities laws, even if a Pledgor or a Pledged Entity would agree to do so.

                  (b) Each Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sales or dispositions of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sales or dispositions, all at the applicable Pledgor's expense; provided that Pledgor shall not have an obligation to register the Pledged Shares as securities under the 1933 Act or the applicable state securities laws solely by virtue of this Section 9(b). Each Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(a), 5(b), 8, 9 and 24 will cause irreparable injury to Pledgee and that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of each Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                  (c) Each Pledgor further agrees to indemnify and hold harmless the Buyers, Pledgee, and their respective successors and assigns, their respective officers, directors, employees, attorneys and agents, and any person or entity in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, legal fees and expenses (in this paragraph collectively called the "INDEMNIFIED LIABILITIES"), under federal and state securities laws or otherwise insofar as such Indemnified Liability
      (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by Pledgee, in writing, specifically for inclusion therein, or (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of Pledgee or any successor thereof, or any person or entity in control of any thereof. In connection with a public sale or other distribution, Pledgor will provide customary indemnification to any underwriters, their successors and assigns, officers and directors and each person or entity who controls any such underwriter (within the meaning of the 1933 Act). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, each Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of each Pledgor under this paragraph (c) shall survive any termination of this Agreement.

                  (d) Each Pledgor further agrees to waive any and all rights of subrogation it may have against a Pledged Entity upon the sale or disposition of all or any portion of the Pledged Collateral by Pledgee pursuant to the terms of this Agreement.

            10. No Waiver; Cumulative Remedies. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any further occasion. No course of dealing between a Pledgor and Pledgee and no failure to exercise, nor any delay in exercising on the part of Pledgee or the Buyers of, any right, power or privilege hereunder or under the other Transaction Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or in the Purchase Agreement.

            11. Termination. This Agreement and the liens and security interests granted hereunder shall terminate, and Pledgee, at Pledgors' sole cost and expense, shall return the Pledged Shares or other Pledged Collateral then held by Pledgee to the applicable Pledgor, at the time the Security Agreement and all Liens granted thereunder terminate in accordance with Section 4.12 of the Security Agreement.


            12. Possession of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares in the physical possession of Pledgee pursuant hereto, neither Pledgee, nor any nominee of Pledgee, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Pledged Collateral and any duty to take any necessary steps to preserve rights against any parties with respect to the Pledged Collateral), and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to a Pledgor. Each Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of a Pledged Entity and of all other circumstances bearing upon the risk of non-payment of the Obligations, and Pledgee shall have no duty to advise any Pledgor of information known to Pledgee regarding such condition or any such circumstance. Pledgee shall have no duty to inquire into the powers of a Pledged Entity or its officers, directors, managers, members, partners or agents thereof acting or purporting to act on its behalf.

            13. Taxes and Expenses. Each Pledgor will upon demand pay to Pledgee, (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of Pledgee) payable or ruled payable by any federal or state authority in respect of this Agreement, together with interest and penalties, if any, and (b) all expenses, including the fees and expenses of counsel for Pledgee and of any experts and agents that Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Pledgee hereunder, or (iv) the failure of a Pledgor to perform or observe any of the provisions hereof.

            14. Pledgee Appointed Attorney-In-Fact. Each Pledgor hereby irrevocably appoints Pledgee as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including without limitation to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement; provided that the power of attorney granted hereunder shall only be exercised by Pledgee after the occurrence and during the continuance of an Event of Default.

            15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision  or  rule  (whether  of  the  State  of  New  York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Parties acknowledge that each of the Buyers has executed each of the Transaction Documents to be executed by it in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. Notwithstanding the foregoing, the Pledgee may enforce its rights and remedies in any other jurisdiction applicable to the Pledged Collateral. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            16. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and which shall become effective when counterparts have been signed by each party and delivered to the other party; provided, however, that a facsimile, pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            17. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, nor affect the interpretation of, this Agreement.

            18.   Severability.   If  any  provision of this Agreement shall be
      invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            19. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Pledgor, Pledgee, the Buyers and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Transaction Documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

            20. Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement.

            21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. No Pledgor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of Pledgee. Pledgee may assign its rights hereunder without the consent of any Pledgor, in which event such assignee shall be deemed to be Pledgee hereunder with respect to such assigned rights.

            22. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

            23. Survival. All representations, warranties, covenants and agreements of each Pledgor shall survive the execution and delivery of this Agreement.

            24. Further Assurances. Each Pledgor agrees that at any time and from time to time upon the written request of Pledgee, each Pledgor will execute and deliver all assignments separate from certificate, stock powers, financing statements and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to carry out the intent and purpose of this Agreement and the consummation of the transactions contemplated hereby.

            25. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            26. Pledgee Authorized. Each Pledgor hereby authorizes Pledgee to file one or more financing or continuation statements and amendments thereto (or similar documents required by any laws of any applicable jurisdiction) relating to all or any part of the Pledged Shares or other Pledged Collateral without the signature of the applicable Pledgor.

            27. Pledgee Acknowledgment.Pledgor acknowledges receipt of an executed copy of this Agreement. The Pledgor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Pledgee to deliver to the Pledgor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.

            28. Amendment and Restatement. This Agreement, taken together with the Security Agreement dated as of the date hereof executed by Company, STO Operating, Southern Texas, STO Drilling and STO Properties, amends and restates the Original Security Agreements (as defined in the Security Agreement) in their entirety, and shall not be deemed to constitute a novation of the Original Security Agreements (as defined in the Security Agreement) or any obligations of any "Debtor" thereunder. Each Pledgor acknowledges, ratifies, confirms and reaffirms the grant of Liens and security interests and the pledges of Capital Stock or membership interests granted pursuant to the Original Security Agreements, and each Pledgor further acknowledges and agrees that (i) all of such Liens and security interests are intended and shall be deemed and construed to secure, to the fullest extent set forth therein, all currently existing and hereafter arising Obligations and (ii) all of such Liens and security interests shall continue hereunder in favor of the Pledgee uninterrupted from the date of the original grant thereof.


                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.


                                    SOUTH TEXAS OIL COMPANY,
      a Nevada corporation, as a Pledgor

                                    By:________________________________
                                    Name: _____________________________
                                    Title:_______________________________


                                    STO OPERATING COMPANY,
                                    a Texas corporation, as a Pledgor

                                    By:________________________________
                                    Name:_____________________________
                                    Title:_______________________________



                                    VIKING ASSET MANAGEMENT, LLC, a California limited liability company, in its capacity as collateral agent for the Buyers

                                    By:________________________________
                                    Name: _____________________________
                                    Title:_______________________________

60626439

Pledge

                                ACKNOWLEDGEMENT

      The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Pledge Agreement, (ii) waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Shares (as defined therein) in the name of Pledgee or its nominee or the exercise of voting rights by Pledgee and (iii) agrees promptly to note on its books and records the grant of the security interest in the stock of the undersigned as provided in such Pledge Agreement.

Dated:  April 1, 2008


                                    STO OPERATING COMPANY,
                                    a Texas corporation


                                    By:
                                    Name: _________________________
                                    Title:


                                    STO DRILLING COMPANY,
                                    a Texas corporation


                                    By:
                                    Name: _________________________
                                    Title:


                                    STO PROPERTIES LLC,
                                    a Texas limited liability company


                                    By:
                                    Name: _________________________
                                    Title:

                                    SOUTHERN TEXAS OIL COMPANY,
                                    a Texas corporation


                                    By:
                                    Name: _________________________
                                    Title:

                                   EXHIBIT A
                              to Pledge Agreement

 DESCRIPTION OF CAPITAL STOCK OR MEMBERSHIP INTERESTS OF PLEDGED ENTITIES HELD
                          BY SOUTH TEXAS OIL COMPANY




          Issuer           Owner Class of Stock orAuthorized No. of   Stock       No. of Shares    Issued and  Percentage of
                                    Membership         Shares      Certificate   Represented by   Outstanding Shares Held by
                                     Interests                         No.         Certificate       Shares       Pledgor

STO Operating Company, a  South  Common           50,000,000            #1     1,000,000          1,000,000
Texas corporation         Texas                                                                                    100%
                          Oil
                          Company
STO Drilling Company, a   South  Common           50,000,000            #1     1,000,000          1,000,000
Texas corporation         Texas                                                                                    100%
                          Oil
                          Company
Southern Texas Oil        South  Common           50,000,000            #2     1,000,000          1,000,000
Company, a Texas          Texas                                                                                    100%
corporation               Oil
                          Company



 DESCRIPTION OF CAPITAL STOCK OR MEMBERSHIP INTERESTS OF PLEDGED ENTITIES HELD
                           BY STO OPERATING COMPANY



          Issuer            Owner    Class of  Authorized No. of   Stock    No. of Shares Issued and  Percentage of Shares
                                     Stock or       Shares      Certificate  Represented Outstanding  or Interests Held by
                                    Membership                      No.          by         Shares          Pledgor
                                     Interests                               Certificate

STO Properties LLC, a     STO       Sole              n/a            #1          n/a         n/a              100%
Texas limited liability   Operating membership
company                   Company   interest



                                   EXHIBIT B
                              to Pledge Agreement


        BUYER'S NAME                             BUYER'S ADDRESS
                                              AND FACSIMILE NUMBER


      The Longview Fund, L.P.      600 Montgomery Street, 44th Floor, San Francisco,
                                   CA  94111

      Longview Marquis Master      600 Montgomery Street, 44th Floor, San Francisco,
      Fund, L.P.                   CA  94111


                                   EXHIBIT C
                              to Pledge Agreement

                         ADDENDUM TO PLEDGE AGREEMENT

The undersigned, being the Pledgor pursuant to that certain Pledge Agreement dated as of April 1, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT") in favor of Viking Asset Management, LLC, a California limited liability company, as collateral agent ("PLEDGEE"), by executing this Addendum, hereby acknowledges that Pledgor has acquired and legally and beneficially owns all of the issued and outstanding [ shares of Capital Stock ] of [__________________, a _______ corporation ] ("COMPANY") described below (the "SHARES"). Pledgor hereby agrees and acknowledges that the Shares shall be deemed Pledged Shares pursuant to the Pledge Agreement. Pledgor hereby represents and warrants to Pledgee that (i) all of the [ Capital Stock ] of the Company now owned by Pledgor is presently represented by the certificates listed below, which certificates, with undated assignments separate from certificate or stock powers duly executed in blank by Pledgor, are being delivered to Pledgee, simultaneously herewith (or have been previously delivered to Pledgee), and (ii) after giving effect to this addendum, the representations and warranties set forth in Section 3 of the Pledge Agreement are true, complete and correct as of the date hereof.

                                PLEDGED SHARES

                                                  No. of Shares
  Name of                                         Represented by
the CompanyClass of Equity InterestCertificate No. Certificate




      IN WITNESS WHEREOF, Pledgor has executed this Addendum this _____ day of
______.

                                    PLEDGOR:

                                    ________________________, A
                                    _____________________

                                    By:________________________________
                                    Name:  ____________________________
                                    Title: ____________________________